[Letterhead]

          Theresa M. Brunsman, Esq.        The Union Central
          Assistant Counsel                Life Insurance Company
          (513) 595 2919                   1876 Waycross Road
          (513) 595 5418 Fax               Cincinnati, OH  45240
          tbrunsman@unioncentral.com       (800)  825 1551

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Insurance and Investments


August 11, 2004

The Union Central Life Insurance Company
P.O. Box 40888
Cincinnati, Ohio  45240

Ladies and Gentlemen:

     With reference to the Registration Statement on Form N-4 filed by The Union Central Life Insurance Company and Carillon Account with the Securities and Exchange Commission covering individual flexible premium deferred variable annuity contracts with a four-year surrender charge period (to be marketed as VA
III), I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

     1. The Union Central Life Insurance Company is duly organized and validly existing under the laws of the State of Ohio and has been duly authorized to issue individual variable annuity contracts by the Department of Insurance of the State of Ohio.

     2. Carillon Account is a duly authorized and existing separate account established pursuant to the provisions of Section 3907.15 of the Ohio Revised Code.

     3. The VA III individual flexible premium deferred variable annuity contracts, when issued as contemplated by said Form N-4 Registration Statement will constitute legal, validly issued and binding obligations of The Union Central Life Insurance Company.

I hereby consent to the filing of this opinion as an exhibit to said N-4 Registration Statement.

                                     Sincerely,

                                      /s/ Theresa M. Brunsman

                                      Theresa M. Brunsman
                                      Assistant Counsel


Enclosure

cc: John F. Labmeier, Esq.
    David F. Westerbeck, Esq.

[letterhead footer]
                        Securities products offered through
                        Carillon Investments, Inc., a
                        subsidiary of The Union Central Life
                        Insurance Company, 1876 Waycross Road
                        Cincinnati, Ohio 45240
                        (800) 999-1840